Exhibit 10.2

RCF Management L.L.C. 1400 Sixteenth Street Suite 200 Denver, Colorado 80202 USA

RESOURCE CAPITAL FUNDS Telephone: 720-946-1444	Facsimile: 720-946-1450 E-mail: rcf@rcflp.com www.resourcecapitalfunds.com

May 16, 2011

PP IV Mountain Pass II, LLC
PPIV MP AIV 1 LLC
PPIV MP AIV 2, LLC
PP IV PM AIV 3, LLC
(“Pegasus Entities”)
505 Park Avenue
21st Floor
New York, NY 10022

TNA Moly Group LLC
(“Traxys Entity”)
825 Third Avenue
9th Floor
New York, NY 10022

Molycorp, Inc.
(“Molycorp”)
5619 Denver Tech Center Parkway
Suite 1000
Greenwood Village, CO 80111

Re:           Molycorp, Inc. – Registration Rights Agreement of April 15, 2010

Ladies and Gentlemen:

The Pegasus Entities, the Traxys Entities, Resource Capital Fund IV L.P. and Resource Capital Fund V L.P. (together “RCF”) and Molycorp are parties to the Registration Rights Agreement of April 15, 2010 (the “Registration Rights Agreement”) pursuant to which Molycorp has granted to each of the other parties (collectively, the “Initial Shareholders”) certain registration rights with respect to their shareholdings in Molycorp. Terms used but not defined herein will have the meanings given to them in the Registration Rights Agreement.

The Initial Shareholders wish to have Molycorp undertake an S-l Registration of certain of their Registrable Securities pursuant to Section 2(b) of the Registration Rights Agreement (the “Current Registration”). For purposes of the Registration Rights Agreement, the Traxys Entity will be deemed to be the Initial Requesting Holder with respect to the Current Registration, and each of the other Initial Shareholders wishing to have a portion of its share holdings in Molycorp included in the Current Registration will be deemed to be a Participating Holder.

RESOURCE
CAPITAL FUNDS

The Initial Shareholders agree that if after the Current Registration any Initial Shareholder (expressly including the Traxys Entities) wishes to request from Molycorp an additional Demand Registration in accordance with Section 2 of the Registration Rights Agreement (a “Subsequent Registration”), (a) such Initial Shareholder will first consult with the other Initial Shareholders, (b) if after such consultation such  Initial Shareholder wishes to persist with a request to Molycorp for an additional Demand Registration, such Initial Shareholder will give notice thereof to the other Initial Shareholders, and (c) the Pegasus Entities will request such registration by Molycorp as the Initial Requesting Holder and each of the other Initial Shareholders desiring to participate therein will be deemed to be a Participating Holder.

The Initial Shareholders further agree that if after the first Subsequent Registration any Initial Shareholder (expressly including the Traxys Entities and the Pegasus Entities) wishes to request from Molycorp an additional Demand Registration in accordance with Section 2 of the Registration Rights Agreement, (a) such Initial Shareholder will first consult with the other Initial Shareholders, (b) if after such consultation such Initial Shareholder wishes to persist with a request to Molycorp for an additional Demand Registration, such Initial Shareholder give notice thereof to the other Initial Shareholders, and (c) RCF will request such registration by Molycorp as the Initial Requesting Holder with respect to the second Subsequent Registration and each of the other Initial Shareholders desiring to participate therein will be deemed to be a Participating Holder.

Unless the Initial Shareholders agree otherwise at the time of any Subsequent Registration, each Initial Shareholder will be entitled to participate pro rata with the other Requesting Holders in each Subsequent Registration based on the unregistered shareholdings of each Initial Shareholder in Molycorp at the time of such Subsequent Registration. In the event any Subsequent Registration is unsuccessful the costs of the Registration shall be borne pro rata by the Initial Shareholders who are deemed Participating Holders in proportion to the number of Registrable Shares included in such Registration Statement. All fees and expenses of each Initial Shareholder’s own counsel in connection with such registration shall be borne and paid by such Initial Shareholder (other than one counsel to all of the Initial Shareholders) unless the Initial Shareholders agree among themselves otherwise, and in any event such fees and expenses shall not be borne or paid by Molycorp.

Please confirm our agreement concerning the foregoing matters by executing a copy hereof in the space provided below and returning it to RCF. Nothing herein shall be deemed to amend or modify the Registration Rights Agreement, the terms of which are confirmed by each of the parties hereto as remaining in full force and effect. For the avoidance of doubt, this agreement does not obligate any of the Initial Shareholders to dispose, hold or vote any Registrable Securities. This agreement may be executed in counterparts. Upon receipt of signed copies from all Initial Shareholders, RCF will distribute a fully executed copy hereof to all of the Initial Shareholders.

RESOURCE
CAPITAL FUNDS

Yours sincerely,

RESOURCE CAPITAL FUND IV L.P.	RESOURCE CAPITAL FUND V L.P.
By Resource Capital Associates IV L.P.	By Resource Capital Associates V L.P.
General Partner	General Partner
By RCA IV GP L.L.C. General Partner	By RCA V GP Ltd., General Partner

By /s/	By /s/
Partner	Partner

RESOURCE
CAPITAL FUNDS

Agreement confirmed this 16th day of May, 2011

PP IV MOUNTAIN PASS II, LLC

By: Pegasus Investors IV, L.P.
Managing Member

By:           /s/ Alec Machiels
Name: Alec Machiels
Title: Authorized Person

PP IV MP AIV 1, LLC

By: Pegasus Investors IV, L.P.
Managing Member

By:            /s/ Alec Machiels
Name: Alec Machiels
Title: Authorized Person

PP IV MP AIV 2, LLC

By: Pegasus Investors IV, L.P.
Managing Member

By:            /s/ Alec Machiels
Name: Alec Machiels
Title: Authorized Person

PP IV MP AIV 3, LLC

By: Pegasus Investors IV, L.P.
Managing Member

By:           /s/ Alec Machiels
Name: Alec Machiels
Title: Authorized Person

RESOURCE
CAPITAL FUNDS

Agreement confirmed this 17th day of May, 2011

TNA Moly Group LLC

By:            /s/ Mark Kristoff
Name: Mark Kristoff
Title:

Executed by Molycorp, Inc. for purposes of indicating its receipt of notice and acceptance of the cooperative arrangements agreed among the Initial Shareholders concerning the exercise of certain of their respective rights under the Registration Rights Agreement.

MOLYCORP, INC.

By           /s/ Mark A. Smith                                        Date:  May 17, 2011
[Name] Mark A. Smith
[Title] CEO